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                                                                     EXHIBIT 5

                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]

March 13, 1998

Trump Atlantic City Associates
Trump Atlantic City Funding II, Inc.
2500 Boardwalk
Atlantic City, New Jersey  08401

Re:      Registration Statement on Form S-4
         File No. 333-43979

         -----------------------------------

Dear Ladies and Gentlemen:

         We are counsel for Trump Atlantic City Associates, a New Jersey general partnership ("Trump AC"), and Trump Atlantic City Funding II, Inc., a Delaware corporation ("Funding II") and together with Trump AC, the "Issuers"), and have acted as such in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (File No. 333-43979) ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $75,000,000 principal amount of outstanding 11 1/4 First Mortgage Notes (TAC II) due 2006, Series B (the "Exchange Notes") offered in exchange for up to $75,000,000 principal amount of outstanding 11 1/4 First Mortgage Notes (TAC II) due 2006, Series A, originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes").

         The Original Notes were issued under, and the Exchange Notes are to be issued under, an indenture (the "Note Indenture"), dated December 10, 1997, entered into by and among the Issuers, as issuers, U.S. Bank National Association, as trustee (the "Trustee"), and Trump Atlantic City Corporation, a Delaware corporation ("TACC"), Trump Plaza Associates, a New Jersey general partnership ("Plaza Associates"), Trump Taj Mahal Associates, a New Jersey general partnership ("Taj Associates"), Trump Casino Services, L.L.C., a New Jersey limited liability corporation ("TCS"), and Trump Communications, L.L.C., a New Jersey limited liability corporation, as guarantors ("Trump Communications" and, together with TACC, Plaza Associates, Taj Associates and TCS, the "Guarantors"). The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement (the "Exchange Offer"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

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Trump Atlantic City Associates
Trump Atlantic City Funding II, Inc.
March 13, 1998
Page 2


         In so acting, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Amended and Restated Partnership Agreement of Trump AC, the Certificate of Incorporation of Funding II, the By-Laws of Funding II, the Certificate of Incorporation of TACC, as amended, the By-Laws of TACC, Plaza Associates' Third Amended and Restated Partnership Agreement, Taj Associates' Second Amended and Restated Partnership Agreement, the Certificate of Formation of TCS, the Operating Agreement of TCS, as amended, the Certificate of Formation of Trump Communications, the Operating Agreement of Trump Communications and the relevant minutes of the corporate or partnership proceedings of Trump AC, Funding II, TACC, Plaza Associates, Taj Associates, TCS, Trump Communications and such documents, corporate records, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents referred to herein) of officers of the Issuers and the Guarantors, and such other documents as we have deemed necessary or appropriate for this opinion. In such examinations, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

         Based on the foregoing, we are of the opinion that:

         (1) The execution and delivery of the Note Indenture has been duly authorized by Funding II and by Trump Atlantic City Holding, Inc., a Delaware corporation ("TACH"), as a general partner of Trump AC, and by each of the Guarantors, and the Note Indenture constitutes a legal, valid and binding obligation enforceable against the Issuers and the Guarantors in accordance with the terms thereof , except insofar as enforceability thereof may be limited by
(a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity,
(c) the Casino Control Act of the State of New Jersey, the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect;

         (2) The Exchange Notes have been duly authorized by the Issuers and, when duly executed by the proper officers of the Issuers, duly authenticated by the Trustee and issued by the Issuers in accordance with the terms of the Note Indenture and

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Trump Atlantic City Associates
Trump Atlantic City Funding II, Inc.
March 13, 1998
Page 3


the Exchange Offer, will constitute legal, valid and binding obligations of the Issuers, will be entitled to the benefits of the Note Indenture and will be enforceable against the Issuers in accordance with their terms, except as enforcement thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity, (c) the Casino Control Act of the State of New Jersey, the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect; and

         (3) The guarantees of the respective Guarantors under the Note Indenture (the "Guarantees") have been duly authorized by the respective Guarantors and, when the Guarantees have been duly executed by the proper officers of the respective Guarantors and the Exchange Notes have been duly executed by the proper officers of the Issuers, duly authenticated by the Trustee and issued by the Issuers in accordance with the terms of the Note Indenture and the Exchange Offer, the Guarantees will constitute legal, valid and binding obligations of the Guarantors, will be entitled to the benefits of the Note Indenture and will be enforceable against the respective Guarantors in accordance with their terms, except as enforcement thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity, (c) the Casino Control Act of the State of New Jersey, the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect.

         No person or entity other than you may rely or claim reliance upon this opinion. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We call to your attention that we are not admitted to practice, do not purport to be experts in the laws of, and, accordingly, do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States. We are not admitted to practice law in the State of New Jersey.

         We hereby consent to being named as counsel for the Issuers in the Registration Statement and under the caption "Legal Matters" in the Prospectus included in the Registration Statement

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Trump Atlantic City Associates
Trump Atlantic City Funding II, Inc.
March 13, 1998
Page 4


and to the filing of this opinion as an exhibit to the Registration Statement.

         Very truly yours,

         /s/WILLKIE FARR & GALLAGHER